================================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 18, 1995


                            HILLS STORES COMPANY
           (Exact name of registrant as specified in its charter)


          DELAWARE                     1-9505                  31-1153510
(State or other jurisdiction   (Commission file number)      (I.R.S. employer
       of incorporation)                                  identification number)

             15 DAN ROAD                                            02021
         CANTON, MASSACHUSETTS                                    (Zip Code)
(Address of principal executive offices)


              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (617) 821-1000


================================================================================

Item 5.  Other Events.
         -------------

        On October 18, 1995, the Board of Directors of Hills Stores Company (the "Company") approved an Amendment (the "Amendment to Rights Agreement") to its Rights Agreement dated as of August 16, 1994 (the "Rights Agreement"), between the Company and Chemical Bank, as Rights Agent (the "Rights Agent"). The Amendment to Rights Agreement raises the "Ownership Threshold" (as defined in the Rights Agreement), the point at which the so-called "flip-in" rights under the Rights Agreement are activated, from 15% to 20%. The Amendment to Rights Agreement also modifies certain provisions in the definition of "Beneficial Ownership" and "Beneficial Owner" included in the Rights Agreement to permit shareholders, without activating the "flip-in" rights, (i) to share information or engage in preliminary discussions concerning the possibility of entering into agreements, arrangements or understandings for the purpose of acquiring, holding, voting or disposing of any securities of the Company or
(ii) to enter into any such agreements, arrangements or understandings with the prior authorization of the Board of Directors of the Company.

        The foregoing description of the Amendment to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Rights Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Item 7. Exhibits.
        ---------


Exhibit
Number                      Title
-------                     -----
4           Amendment dated as of October 18, 1995, to Rights Agreement dated as of
            August 16, 1994, between Hills Stores Company and Chemical Bank.

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on October 18, 1995.

                                     HILLS STORES COMPANY,



                                     By:/s/William K. Friend
                                        ------------------------
                                        Name:  William K. Friend
                                        Title: Vice President-
                                                 Secretary

                                 EXHIBIT INDEX


                     Pursuant to Item 601 of Regulation S-K





Exhibit
Number                      Title
-------                     -----
4           Amendment dated as of October 18, 1995, to Rights Agreement dated as of  August 16, 1994, between Hills  Stores Company and Chemical Bank.